Exhibit 5.1

                              ARNSTEIN & LEHR, LLP
                      200 E. LAS OLAS BOULEVARD, SUITE 1700
                         FORT LAUDERDALE, FLORIDA 33301

                                  April 7, 2006

Lifesciences Opportunities Incorporated
6400 N.W. 6th Way, Suite 300
Fort Lauderdale, Florida 33309

         RE: LIFESCIENCES OPPORTUNITIES INCORPORATED (THE "COMPANY")
             REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration for public sale of up to 10,000 shares of common stock (the "Shares") of the Company.

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company; (b) resolutions of the board of directors of the Company authorizing the offering and the issuance of the Shares and related matters; (c) the Registration Statement and the exhibits thereto; and (d) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon certificates of officers of the Company and upon documents, records and instruments furnished to us by the Company. We have also verified with the State of Florida that the Company is in good standing.

         This opinion opines upon Florida law including the statutory provisions, all applicable provisions of Florida law and reported decisions interpreting those laws.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued pursuant to the Registration Statement, shall be legally issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement.

                                   Sincerely,

                                   ARNSTEIN & LEHR, LLP
                                   /s/ ARNSTEIN & LEHR, LLP